EXHIBIT 10.25

RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that I, LEIGH PETERS, of the City of Calgary, in the Province of Alberta, for and in consideration of the sum of six hundred and seventy six thousand and two hunderd and fifty dollars($676,250.00), paid to me by or on behalf of OILSANDS QUEST INC., a body corporate having an office in the City of Calgary, in the Province of Alberta, less amounts withheld and paid to Canada Revenue Agency (Revenue Canada) pursuant to provisions of the Income Tax Act (the receipt of the balance whereof being hereby acknowledged), have remised, released, and forever discharged, and by these presents I do for my heirs, successors and personal representatives, remise, release and forever discharge the said OILSANDS QUEST INC. (herein called the "Employer", which term includes its respective owner, affiliates, subsidiaries, successors, assigns, and predecessor companies) and its and their respective directors, officers, agents, employees and insurers, of and from all actions, causes of action, suits, debts, dues, sums of money, claims and demands whatsoever at law or in equity which I ever had, or now have, or which I, or my heirs, successors or personal representatives hereafter can, shall, or may have against the Employer whatsoever arising out of or in any way related to my employment with the Employer, or any discipline imposed upon me in respect of my employment, or the termination thereof, and specifically including:

(a)
any claims which I may have arising under any written employment agreement with OILSANDS QUEST INC. but in particular under that Executive Employment Agreement made between me and OILSANDS QUEST INC. as of August 1, 2008 and revised effective March 4, 2011;

(b)	any claims which I may have arising under the Retention Agreement made between me and OILSANDS QUEST INC. effective March 4, 2011;

(c)	any claims which I may have arising under and by virtue of the Employment Standards Code;

(d)	any claims which I may have arising under or relating to any matter referred to in the Alberta Human Rights Act; and

(e)
any claims which I may have arising under or in any way connected with any collateral benefit which may have been made available to me in connection with my employment with the Employer, including but not limited to collateral benefits such as life, short term disability or weekly indemnity, long term disability, medical, dental, or vision care insurance or benefits (whether provided through an insurance company or otherwise); employee assistance plan; tuition or education benefits; pension; stock option agreements; and company-supplied vehicle, provided that nothing in this Release shall Release the Employer from any rights of indemnity which I may have against the Employer in connection with third party claims against me to the extent that such claims touch upon or are connected to work undertaken by me on behalf of the Employer during the course of my employment with OILSANDS QUEST INC.

And for the said consideration, I further agree not to make any claim or take any proceeding against any other individual, body, or corporation who might claim contribution or indemnity from the individuals or corporations discharged through this Release.

Terms Confidential

I acknowledge and agree that the terms of settlement of my claim and this Release are confidential and I covenant and agree to keep confidential all of such terms and I will not disclose the terms of settlement to any party, other than my spouse and my financial and legal advisors (and I will only disclose the terms to them on the basis that they will keep the terms confidential), except as may be required by law.

Indemnity

And for the said consideration, I agree to indemnify and hold the Employer harmless from and against any claim made by Canada Revenue Agency (Revenue Canada), Service Canada, the Employment Insurance Commission, or any other government department or agency against the Employer with respect to any non-deduction of income tax or employment insurance contributions from the amount payable above, including any claim for taxes or contributions not deducted, interest thereon, penalties, or charges, as well as any costs incurred by the Employer in responding to any such claim, for legal or accounting services, on a complete indemnity solicitor and his own client basis.

Opportunity to Obtain Legal Advice

I ACKNOWLEDGE that I have been provided with an opportunity to obtain independent legal advice with respect to this Release and my settlement of any claim that I may have against the Employer.

No Admission of Liability

I ACKNOWLEDGE that the taking of this Release shall not be construed as an admission of any liability on the part of the Employer.

IN WITNESS WHEREOF I have executed this Release this _____day of  _________________, 2011.

_____________________________               ______________________________
WITNESS                                                                LEIGH PETERS

69